Exhibit 23.1

Board of Directors and Shareholders

Continental Materials Corporation

Chicago, Illinois

We consent to the incorporation by reference in the registration statement of Continental Materials Corporation (Company) on Form S-8 (File No. 33-23671) of our report dated April 19, 2010, on our audit of the consolidated financial statements of the Company as of January 2, 2010, and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana

April 19, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-23671 on Form S-8 of our report dated April 17, 2009, relating to (1) the consolidated financial statements as of and for the year ended January 3, 2009 (before retrospective adjustments to the consolidated financial statements) of Continental Materials Corporation (not presented herein) and (2) the financial statement schedule for the year ended January 3, 2009 of Continental Materials Corporation, appearing in this Annual Report on Form 10-K of Continental Materials Corporation for the year ended January 2, 2010.

/s/  Deloitte & Touche LLP

Chicago, Illinois

April 19, 2010